EXHIBIT (J)(1-b)

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                 As Independent Public Accountants, we hereby consent to
            the incorporation by reference of our report dated November 30, 2001, on our audit of the financial statements and the financial highlights of the North Track Funds (comprising the Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds), and to all references to our firm, included in or made a part of this Form N-1A Registration Statement, Post-Effective Amendment No. 62.

            ARTHUR ANDERSEN LLP

            /s/  Arthur Andersen LLP
            Milwaukee, Wisconsin
            February 28, 2002